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                                                                    Exhibit 99.1

                  CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Corporate Property Associates 14 Incorporated ("the Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Polk Carey, Co-Chief Executive Officer of the Company, and Gordon F. DuGan, Acting Co-Chief Executive Officer of the Company, certify to the best of our knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/    William Polk Carey            /s/    Gordon F. DuGan
       ----------------------               --------------------------
       William Polk Carey                   Gordon F. DuGan
       Co-Chief Executive Officer           Acting Co-Chief Executiver Officer
       8/13/02                              8/13/02
       --------------                       --------------
       Date                                 Date